HANSEN, BARNETT& MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS	Registered with the Public Company
AND	Accounting Oversight Board
BUSINESS CONSULTANTS
5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Remote MDx, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2006, relating to the consolidated financial statements which appear in Remote MDx, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2006.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
September 14, 2007